Exhibit 10.1

STANDARD FORM
INDUSTRIAL BUILDING LEASE

1.             BASIC TERMS. This Section 1 contains the Basic Terms of this Lease between Landlord and Tenant, named below. Other Sections of the Lease referred to in this Section 1 explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

1.1.        Date of Lease: June 24, 2011

1.2.        Landlord: Golden Triangle Tech Center Investors, LLC, a Delaware limited liability company

1.3.        Tenant: Datalink Corporation, a Delaware corporation

1.4.        Premises: approximately 39,931 rentable square feet of space within the building commonly known as 7905 Golden Triangle Drive, Eden Prairie, Minnesota 55344 containing approximately 90,704 rentable square feet (the “Building”). The Building and the Premises are shown on the Floor Plan attached hereto as Exhibit A-1.

1.5.        Property: as shown or described on Exhibit A.

1.6.        Lease Term: Eight (8) years and five (5) months (“Term”), commencing on the later of (a) January 1, 2012 and (b) the date that Landlord delivers the Premises with the Landlord’s Work Substantially Completed (as defined in Exhibit B) (“Commencement Date”), and ending on the date that is eight (8) years and five (5) months thereafter, subject to Section 2.3 below (“Expiration Date”).

1.7.        Permitted Uses: (See Section 4.1) warehouse, manufacturing, distribution and office.

1.8.        Tenant’s Guarantor: (if none, so state) None

1.9.        Brokers: (See Section 23; if none, so state)

(A)          Tenant’s Broker: NAI Welsh Companies

(B)           Landlord’s Broker: NAI Welsh Companies

1.10.     Security/Damage Deposit: (See Section 4.4) $59,634.50

1.11.     Initial Estimated Additional Rent Payable by Tenant: $17,236.58 per month

1.12.     Tenant’s Proportionate Share: 44.02%

1.13.     Riders to Lease: The following riders/exhibits are attached to and made a part of this Lease: Exhibit A - G

2.           LEASE OF PREMISES; RENT.

2.1.         Lease of Premises for Term. Landlord hereby leases the Premises to Tenant, and Tenant hereby rents the Premises from Landlord, for the Term and subject to the conditions of this Lease.

2.2.         Types of Rental Payments.

2.2.1.      Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease (the “Base Rent”) in the amounts and for the periods set forth below:

Lease Period	Base Rent PSF	Monthly Base Rent
Months 1 — 5	$0.00	$0.00
Months 6 —17	$10.25	$34,107.73
Months 18 — 29	$10.56	$35,139.28
Months 30 — 41	$10.88	$36,204.11
Months 42 — 53	$11.21	$37,302.21
Months 54 — 65	$11.55	$38,433.59
Months 66 — 77	$11.90	$39,598.24
Months 78 — 89	$12.26	$40,796.17
Months 90 -101	$12.63	$42,027.38

2.2.2.      Commencing with the 6th full month of the Term, Tenant shall also pay Tenant’s Proportionate Share (as set forth in Section 1.12) of Operating Expenses (as hereinafter defined) and any other amounts owed by Tenant hereunder (collectively, “Additional Rent”). In the event any monthly installment of Base Rent or Additional Rent, or both, is not paid within 10 days of the date when due, a late charge in an amount equal to 5% of the then delinquent installment of Base Rent and/or Additional Rent (the “Late Charge”) shall be payable by Tenant without notice or demand. Base Rent and Additional Rent (including, without limitation, any Late Charge and Default Interest [as defined in Section 22.3 below]) payable by Tenant hereunder shall collectively be referred to as “Rent”, provided that no Late Charge shall not be imposed with respect to the first occurrence of such a delinquency in any twelve (12)-month period if Tenant cures such first delinquency within five (5) days of written notice from Landlord thereof. The Rent shall be paid by Tenant to Landlord (or such other entity designated as Landlord’s management agent, if any, and if Landlord so appoints such a management agent, the “Agent”), or pursuant to such other directions as Landlord shall designate in this Lease or otherwise in writing.

2.3.         Covenants Concerning Rental Payments. Tenant shall pay the Rent promptly when due, without notice or demand, and without any abatement, deduction or setoff, except as may otherwise be expressly and specifically provided in this Lease. No payment by Tenant, or receipt or acceptance by Agent or Landlord, of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction, and Agent or Landlord may accept such payment without prejudice to its right to recover the balance due or to pursue any other remedy available to Landlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the Rent due for the period from the Commencement Date until the last day of the calendar month in which the Commencement Date occurs shall be prorated on a per diem basis and paid to Landlord on the Commencement Date, and the Term will be extended to terminate on the last day of the calendar month in which the Expiration Date stated in Section 1.6 occurs. Following the Commencement Date, Tenant shall execute and deliver to Landlord the Letter of Understanding attached to the Lease as Exhibit F.

3.             OPERATING EXPENSES.

3.1.         Definitional Terms Relating to Additional Rent. For purposes of this Section and other relevant provisions of the Lease:

3.1.1.      Operating Expenses. The term “Operating Expenses” shall mean the actual costs and expenses paid or incurred by Landlord with respect to the ownership, repair, replacement, restoration, maintenance and operation of the Property, including, without limitation, the following: (i) services provided directly by employees of Landlord or Agent in connection with the operation, maintenance or rendition of other services to or for the Property; (ii) to the extent not separately metered, billed, or furnished, all charges for utilities and services furnished to either or both of the Property and the Premises (including, without limitation, the Common Areas [as hereinafter defined]), together with any taxes on such utilities; (iii) all premiums for casualty, workers’ compensation, liability, boiler, flood and all other types of insurance provided by Landlord and relating to the Property, all third party administrative costs incurred in connection with the procurement and implementation of such insurance policies, and all commercially reasonable deductibles paid by Landlord pursuant to insurance policies required to be maintained by Landlord under this Lease; (iv) the cost of all supplies, tools, materials and equipment utilized in the ownership and operation of the Property, and sales and other taxes thereon; (v) amounts charged (including, without limitation, those costs and expenses set forth in Section 13.2(i) below) by any or all of contractors, materialmen and suppliers for services, materials and supplies furnished to Landlord in connection with any or all of the operation, repair and maintenance of any part of the Property (together with a reasonable overhead and administrative fee to Landlord), including, without limitation, the structural elements of the Property and the Common Areas; (vi) management fees to Landlord or Agent or other persons or management entities actually involved in the management and operation of the Property; (vii) any capital improvements made by, or on behalf of, Landlord to the Property that are either or both (a) designed to reduce Operating Expenses and (b) required to keep the Property in compliance with all governmental laws, rules and regulations applicable thereto, from time to time, the cost of which capital improvements shall be reasonably amortized by Landlord over the useful life of the improvement; (viii) all professional fees incurred in connection with the operation, management and maintenance of the Property; (ix) [Intentionally Omitted]; and (x) Taxes, as hereinafter defined in Section 3.1.2.

3.1.2.      Taxes. The term “Taxes,” as referred to in Section 3.1.1(x) above, shall mean (i) all governmental taxes, assessments, fees and charges of every kind or nature

(other than Landlord’s income taxes), whether general, special, ordinary or extraordinary, due at any time or from time to time, during the Term and any extensions thereof, in connection with the ownership, leasing, or operation of the Property, or of the personal property and equipment located therein or used in connection therewith; and (ii) any reasonable expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Property. For purposes hereof, Taxes for any year shall be Taxes that are due for payment or paid in that year rather than Taxes that are assessed, become a lien, or accrue during such year which obligation shall survive the termination or expiration of this Lease. Notwithstanding the foregoing, Taxes shall not include (i) federal, state or local income taxes, or any other tax measured by Landlord’s net income; (ii) franchise, gift, transfer, excise, capital stock, estate, succession or inheritance taxes; (iii) taxes attributable to the trade fixtures of other tenants of the Project, (iv) penalties or interest on late payment of Taxes unless caused by Tenant, or (v) taxes payable under any assessment agreement to the extent that they exceed taxes that would be payable absent such assessment agreement. For the purposes of calculating Taxes in any given calendar or taxable year, special assessments shall be paid over the maximum period allowed by law.

3.1.3.      Operating Year. The term “Operating Year” shall mean the calendar year commencing January 1st of each year (including the calendar year within which the Commencement Date occurs) during the Term.

3.1.4.      Payment of Operating Expenses. Tenant shall pay, as Additional Rent and in accordance with the requirements of Section 2.2 and 3.2, Tenant’s Proportionate. Share of the Operating Expenses as set forth in Section 1.12. Additional Rent commences to accrue upon the date set forth in Section 2.2.2. The Tenant’s Proportionate Share of Operating Expenses payable hereunder for the Operating Years in which the Term begins and ends shall be prorated to correspond to that portion of said Operating Years occurring within the Term. Tenant’s Proportionate Share of Operating Expenses and any other sums due and payable under this Lease shall be adjusted upon receipt of the actual bills therefor, and the obligations of this Section 3 shall survive the termination or expiration of the Lease.

3.2.         Payment of Additional Rent. Landlord shall have the right to reasonably estimate the Operating Expenses for each Operating Year. Upon Landlord’s or Agent’s notice to Tenant of such estimated amount, Tenant shall pay, on the first day of each month during that Operating Year, an amount (the “Estimated Additional Rent”) equal to the estimate of the Tenant’s Proportionate Share of Operating Expenses divided by 12 (or the fractional portion of the Operating Year remaining at the time Landlord delivers its notice of the estimated amounts due from Tenant for that Operating Year). If the aggregate amount of Estimated Additional Rent actually paid by Tenant during any Operating Year is less than Tenant’s actual ultimate liability for Operating Expenses for that particular Operating Year, Tenant shall pay the deficiency within 30 days of Landlord’s written demand therefor. If the aggregate amount of Estimated Additional Rent actually paid by Tenant during a given Operating Year exceeds Tenant’s actual liability for such Operating Year, the excess shall be credited against the Estimated Additional Rent next due from Tenant during the immediately subsequent Operating Year, except that in the event that such excess is paid by Tenant during the final Lease Year, then upon the expiration of the Term, Landlord or Agent shall pay Tenant the then-applicable excess promptly after determination thereof.

4.             USE OF PREMISES AND COMMON AREAS; SECURITY DEPOSIT.

4.1.         Use of Premises and Property. The Premises may be used by the Tenant for the purpose(s) set forth in Section 1.7 above and for no other purpose whatsoever. Tenant shall not, at any time, use or occupy, or suffer or permit anyone to use or occupy, the Premises, or do or permit anything to be done in the Premises or the Property, in any manner that may (a) violate any Certificate of Occupancy for the Premises or the Property; (b) cause, or be liable to cause, injury to, or in any way impair the value or proper utilization of, all or any portion of the Property (including, but not limited to, the structural elements of the Property) or any equipment, facilities or systems therein; (c) constitute a violation of the laws and requirements of any public authority or the requirements of insurance bodies or the rules and regulations of the Property; (d) exceed the load bearing capacity of the floor of the Premises; (e) impair or tend to impair the character, reputation or appearance of the Property; or (f) unreasonably annoy, inconvenience or disrupt the operations or tenancies of other tenants or users of the Property. On or prior to the date hereof, Tenant has completed and delivered for the benefit of Landlord a “Tenant Operations Inquiry Form” in the form attached hereto as Exhibit D describing the nature of Tenant’s proposed business operations at the Premises, which form is intended to, and shall be, relied upon by Landlord.

4.2.         Use of Common Areas. As used herein, “Common Areas” shall mean all areas within the Property that are available for the common use of tenants of the Property and that are not leased or held for the exclusive use of Tenant or other tenants or licensees, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, landscaping and planted areas. Tenant shall have the nonexclusive right to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may uniformly establish from time to time. Tenant shall not unreasonably interfere with the rights of any or all of Landlord, other tenants or licensees, or any other person entitled to use the Common Areas. Without limitation of the foregoing, Tenant shall not use more than its pro rata share of parking areas and shall not park or store any vehicles or trailers on, or conduct truck loading and unloading activities in, the Common Areas in a manner that unreasonably disturbs, disrupts or prevents the use of the Common Areas by Landlord, other tenants or licensees or other persons entitled to use the Common Areas. Landlord, from time to time, may change any or all of the size, location, nature and use of any of the Common Areas although such changes may result in inconvenience to Tenant, so long as (a) such changes do not materially or adversely affect Tenant’s use of the Premises or Tenant’s access to the Premises; (b) such changes do not materially or adversely obstruct or impair the visibility of the Premises or the Tenant’s signage on the Building; and (c) such changes do not diminish the number of parking spaces serving the Building below the number of parking spaces required by applicable Law. In addition to the foregoing, Landlord may, at any time, temporarily suspend access to any Common Areas to perform any acts in the Common Areas as, in Landlord’s reasonable judgment, are desirable to improve or maintain either or both of the Premises and the Property, or are required in order to satisfy Landlord’s obligations under either or both of Sections 13.2 and 18; provided, however, that Landlord shall use reasonable efforts to limit any disruption of Tenant’s use and operation of the Premises in connection therewith.

4.3.         Signage. Tenant shall not affix any sign of any size or character to any portion of the Property, without the prior written approval of Landlord which shall not be unreasonably withheld, conditioned or delayed, provided that Tenant shall have the right to install a sign with its name on the door of the Premises. All signage shall be professionally prepared and subject to Landlord’s reasonable rules and regulations. Tenant shall remove all signs installed by Tenant upon the expiration or earlier termination of this Lease and immediately repair any damage to either or both of the Property and the Premises caused by, or resulting from, such removal.

4.4.         Security Deposit. Within five days following the mutual execution and delivery of this Lease, Tenant shall deposit with Landlord or Agent the sum set forth in Section 1.10 above in cash (the “Security Deposit”), representing security for the performance by Tenant of the covenants and obligations hereunder. The Security Deposit shall be held by Landlord or Agent, without interest, in favor of Tenant; provided, however, that no trust relationship shall be deemed created thereby and the Security Deposit may be commingled with other assets of Landlord. If Tenant defaults in the performance of any of its covenants hereunder and fails to cure such default within the applicable cure period(s) provided under this Lease, Landlord or Agent may, without notice to Tenant, apply all or any part of the Security Deposit, to the extent required for the payment of any Rent or other sums due from Tenant hereunder, in addition to any other remedies available to Landlord. In the event the Security Deposit is so applied, Tenant shall, upon demand, immediately deposit with Landlord or Agent a sum equal to the amount so used. If Tenant fully and faithfully complies with all the covenants and obligations hereunder, the Security Deposit (or any balance thereof) shall be returned to Tenant within 30 days after the last to occur of (i) the date the Term expires or terminates or (ii) delivery to Landlord of possession of the Premises. Landlord shall deliver the Security Deposit to any purchaser of Landlord’s interest in the Premises or any Successor Landlord (defined below), if applicable, and thereupon Landlord and Agent shall be discharged from any further liability with respect to the Security Deposit.

5.             DELIVERY OF PREMISES.

5.1.         No Representation as to Suitability. Tenant agrees that Tenant is familiar with the condition of both the Premises and the Property, and Tenant hereby accepts the foregoing on an “AS-IS,” “WHERE-IS” basis, subject to the completion of Landlord’s Work (as defined on Exhibit B attached hereto). Tenant acknowledges that neither Landlord nor Agent, nor any representative of Landlord, has made any representation as to the suitability of the Premises for Tenant’s intended use. Neither Landlord nor Agent shall be obligated to make any repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the foregoing in connection with, or in consideration of, this Lease, except (a) as set forth in Sections 13.2 and 18 and (b) Landlord’s Work.

5.2.        Delay in Commencement. Landlord shall use commercially reasonable efforts to deliver the Premises with the Landlord’s Work completed on or before January 1, 2012 (the “Delivery Date”). Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Delivery Date and the obligations of Tenant under the Lease shall not be affected thereby, except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant, and the Term shall be extended by a period equal to the number of days of delay in delivery of possession of the Premises to Tenant, plus the number of days necessary to end the Term on the last day of a month.

5.3.         Early Occupancy. Tenant shall have a license to enter the Premises on October 1, 2011 and continuing through the period immediately preceding the Commencement Date, in order to install Tenant’s furniture, trade fixtures and equipment (including cabling and telecommunications equipment) in accordance with the provisions of this Lease. During any entry prior to the Commencement Date (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay Rent, and (b) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such installations by Tenant and that such early entry shall be at Tenant’s sole risk. Such entry into the Premises shall also be subject to the requirement that Tenant and any and all Tenant Parties shall work in harmony and not interfere with Landlord and its agents and contractors in completing the Landlord’s Work. Tenant and Landlord shall cooperate in good faith to coordinate scheduling so as to permit the timely completion of the Landlord’s Work and the actions permitted to be taken by Tenant pursuant to this Section 5.3. Tenant agrees that any such entry onto the Premises during the early occupancy period shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease (except as to the covenant to pay Rent).

6.             SUBORDINATION; NOTICES TO SUPERIOR LESSORS AND MORTGAGEES; ATTORNMENT.

6.1.         Subordination. This Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting either or both of the Premises and the Property and (b) any mortgage or deed of trust that may now exist or hereafter be placed upon, and encumber, any or all of (x) the Property; (y) any ground leases or underlying leases for the benefit of the Property; and (z) all or any portion of Landlord’s interest or estate in any of said items; provided, however, that this Lease shall not be subordinate to any future mortgage or ground lease unless the ground lessor or mortgagee executes and delivers to Tenant a subordination, non-disturbance and attornment agreement in a commercially reasonable form containing, inter alia, an agreement that Tenant’s leasehold interest hereunder and other rights and options shall not be disturbed in the event that the ground lessor or mortgagee succeeds to Landlord’s rights hereunder, so long as no default exists by Tenant and continues beyond any applicable cure period hereunder and Tenant attorns to such successor. Landlord represents and warrants that there are no ground leases or underlying leases encumbering the Property and that there are no mortgages or deeds of trust encumbering the Property other than a mortgage in favor of U.S. Bank National Association, as successor-in-interest to Bank of America, National Association, as trustee for the registered holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9 (the “Existing Mortgagee”). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases that benefit the Property or any such mortgage or deed of trust liens to this Lease. Tenant shall execute and deliver, within 10 business days following written notice from Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority of subordination of this Lease with respect to any such ground leases or underlying leases for the benefit of the Property or any such mortgage or deed of trust.

6.2.         Estoppel Certificates. Each party agrees, from time to time and within 10 business days after request by the other, to deliver to the other party, or such party’s designee, an estoppel certificate stating such matters pertaining to this Lease as may be reasonably requested by the requesting party. Failure by Tenant to timely execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included therein are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this section may be relied upon by any prospective purchaser or mortgagee of the Property or of any interest therein or any other designee of the requesting party.

6.3.         Transfer for Landlord. In the event of a sale or conveyance by Landlord of the Property, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, as long as Successor Landlord (as herein defined) assumes in writing all of the obligations of Landlord under this Lease and in such event Tenant agrees to look solely to Landlord’s successor in interest (“Successor Landlord”) with respect thereto and agrees to attorn to Successor Landlord.

7.             QUIET ENJOYMENT. Subject to the provisions of this Lease, so long as Tenant pays all of the Rent and performs all of its other obligations hereunder, Tenant shall not be disturbed in its possession of the Premises by Landlord, Agent or any other person lawfully claiming through or under Landlord; provided, however, in addition to Landlord’s rights under Section 16 and elsewhere in this Lease, Landlord and Landlord’s agents, employees, contractors and representatives shall be provided reasonable access to the Premises (following reasonable advance notice) such that Landlord and Landlord’s agents, employees, contractors and representatives may perform the General Maintenance Services (as defined in Section 13.1.1) without undue interruption, delay or hindrance. This covenant shall be construed as a covenant running with the Property and is not a personal covenant of Landlord. Tenant shall not unreasonably interrupt, delay, prevent or hinder the performance of the General Maintenance Services by or on behalf of Landlord. Notwithstanding the foregoing, however, Tenant acknowledges and agrees that Landlord shall have the unfettered and unilateral right to use portions of the Common Areas (inclusive of the roof of the Building) for such purposes and uses as Landlord may desire, subject to the provisions of Section 4.2.

8.             ASSIGNMENT, SUBLETTING AND MORTGAGING.

8.1.         Prohibition. Tenant acknowledges that this Lease and the Rent due under this Lease have been agreed to by Landlord in reliance upon Tenant’s reputation and creditworthiness and upon the continued operation of the Premises by Tenant for the particular use described in Section 4.1 above; therefore, Tenant shall not, whether voluntarily, or by operation of law, or otherwise: (a) assign or otherwise transfer this Lease; (b) sublet the Premises or any part thereof, or allow the same to be used or occupied by anyone other than Tenant; or (c) mortgage, pledge, encumber, or otherwise hypothecate this Lease or the Premises, or any part thereof, in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord, which consent shall be in Landlord’s sole but reasonable discretion and shall not be unreasonably withheld, conditioned or delayed. Except as provided in Section 8.3, any purported assignment, mortgage, transfer, pledge or sublease made without the prior written consent of Landlord shall be absolutely null and void. No assignment of this Lease shall be effective and valid unless and until the assignee executes and delivers to Landlord any and all documentation reasonably required by Landlord in order to evidence assignee’s assumption of all obligations of Tenant hereunder. Any consent by Landlord to a particular assignment, sublease or mortgage shall not constitute consent or approval of any subsequent assignment, sublease or mortgage, and Landlord’s written approval shall be required in all such instances. No consent by Landlord to any assignment or sublease shall be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for performance of all obligations under this Lease.

8.2.         Rights of Landlord. If this Lease is assigned, or if the Premises (or any part thereof) are sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord or Agent may (without prejudice to, or waiver of its rights), collect Rent from the assignee, subtenant or occupant but only if Tenant is in default beyond any applicable cure period. In such event, Landlord or Agent shall apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Section 8. With respect to the allocable portion of the Premises sublet, in the event that the total rent and any other considerations received under any sublease by Tenant is greater than the total Rent required to be paid, from time to time, under this Lease and allocable to such portion, Tenant shall pay to Landlord fifty percent (50%) of such excess as received from any subtenant and such amount shall be deemed a component of the Additional Rent.

8.3.         Transfers of Interests in Tenant. The provisions of Section 8.1(a) shall apply to a transfer of a majority (i.e. greater than 50% interest) of the voting stock of Tenant or to any other change in voting control of Tenant (if Tenant is a corporation), or to a transfer of a majority of the partnership or membership interests in Tenant (if Tenant is a partnership or a limited liability company) or to a change in the managerial control of Tenant, or to any comparable transaction involving any other form of business entity, whether effectuated in one or more transactions, as if such transfer were an assignment of this Lease.

8.4          Permitted Transfer to an Affiliate. Notwithstanding any to the contrary contained herein, Tenant may, however, assign this Lease to a wholly-owned subsidiary or a parent company, or to an affiliate of Tenant (each, an “Affiliate”), provided that the assignment is to an entity of equal or greater financial strength as Tenant as determined by Landlord in Landlord’s sole discretion and Tenant advises Landlord (and Landlord’s lender, if applicable), in writing, in advance, and otherwise complies with the provisions of Section 8.1 (each, a “Permitted Transfer”). In no event shall any assignment release Tenant from any obligation or liability hereunder.

9.             COMPLIANCE WITH LAWS.

9.1.         Compliance with Laws. Tenant shall, at its sole expense (regardless of the cost thereof), comply with all local, state and federal laws, rules, regulations and requirements now or hereafter in force and all judicial and administrative decisions in connection with the enforcement thereof (collectively, “Laws”), pertaining to either or both of the Premises and Tenant’s use and occupancy thereof. If any license or permit is required for the conduct of

Tenant’s business in the Premises, Tenant, at its expense, shall procure such license prior to the Commencement Date, and shall maintain such license or permit in good standing throughout the Term. Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any Law or requirement of any governmental or administrative authority with respect to either or both of the Premises and the use or occupation thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that any such Law pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant. Landlord represents and warrants that the Premises will be delivered to Tenant in compliance with all applicable Laws as of the Commencement Date.

9.2.         Hazardous Materials. Tenant shall not generate, transport, store, use, treat or dispose of any Hazardous Material (defined below) in, to or from the Premises or the Property without in each instance obtaining Landlord’s prior written consent, which may be withheld by Landlord in its sole discretion. Notwithstanding the foregoing, Tenant may use such substances as are typically and customarily found in other first class office buildings in small and lawful quantities for office and janitorial supplies, equipment and Building systems (including, without limitation, cleaning supplies and photocopier and laser printer toner). If, at any time or from time to time during the Term (or any extension thereof), any Hazardous Material is generated, transported, stored, used, treated or disposed of at, to, from, on or in either or both of the Premises and the Property by, or as a result of any act or omission of, any or all of Tenant and any or all of Tenant’s Parties (defined below), whether or not with Landlord’s prior written consent: (i) Tenant shall, at its own cost, at all times comply (and cause all others to comply) with all laws (federal, state or local) relating to Hazardous Materials, including, but not limited to, all Environmental Laws (defined below), and Tenant shall further, at its own cost, obtain and maintain in full force and effect at all times all permits and other approvals required in connection therewith; (ii) Tenant shall promptly provide Landlord or Agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Materials on or in the Premises or any portion of the Property, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Premises, of any Hazardous Materials; and (iii) Landlord, Agent and their respective agents and employees shall have the right, upon reasonable notice, to either or both (x) enter the Premises and (y) conduct appropriate tests for the purposes of ascertaining Tenant’s compliance with all applicable laws (including Environmental Laws), rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property; and (iv) upon written request by Landlord or Agent, Tenant shall provide Landlord with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable laws, rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Premises and the Property. This Section 9.2 does not authorize the generation, transportation, storage, use, treatment or disposal of any Hazardous Materials at, to, from, on or in the Premises in contravention of this Section 9. Tenant covenants to investigate, clean up and otherwise remediate, at Tenant’s sole expense, any release of Hazardous Materials caused, contributed to, or created by any or all of (A) Tenant and (B) any or all of Tenant’s officers, directors, members, managers, partners, invitees, agents, employees, contractors or representatives (“Tenant Parties”) during the Term. Such investigation and remediation shall be performed only after Tenant has obtained Landlord’s prior written consent; provided, however, that Tenant shall be entitled to respond immediately to an emergency without first obtaining such consent. All remediation shall be performed in strict compliance with Environmental Laws and to the reasonable satisfaction of Landlord. Tenant shall be liable for any and all conditions covered hereby, and for all costs relating thereto, that are caused or created by any or all of Tenant and any or all of Tenant’s Parties. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first obtaining Landlord’s written consent (which consent may be given or withheld in Landlord’s sole discretion) and affording Landlord the opportunity to participate in any such proceedings. As used herein, the term (x) “Environmental Laws” shall mean any and all laws pertaining to Hazardous Materials or that otherwise deal with, or relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind; and (y) “Hazardous Materials” shall mean any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not airborne) that is or may be deemed to be or include a pesticide, petroleum, asbestos, polychlorinated biphenyl, radioactive material, urea formaldehyde or any other pollutant or contaminant that is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or that presents a risk to public health or to the environment, and that is or becomes regulated by any Environmental Law. The undertakings, covenants and obligations imposed on Tenant and Landlord under this Section 9.2 shall survive the termination or expiration of this Lease.

10.          INSURANCE.

10.1.       Insurance to be Maintained by Landlord. Landlord shall maintain (a) “special form” property insurance covering the Property (at its full replacement cost), but excluding Tenant’s Property (defined below in Section 12.2), and (b) commercial general public liability insurance covering Landlord for claims arising out of liability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Property and otherwise resulting from any acts and operations of Landlord, its agents and employees, and (c) rent loss insurance, all of the above with limits that are required by any lender(s) of Landlord, or as are otherwise reasonably determined by Landlord.

10.2.       Insurance to be Maintained by Tenant. Tenant shall purchase, at its own expense, and keep in force at all times during this Lease the policies of insurance set forth below in Sections 10.2.1 and 10.2.2 (collectively, “Tenant’s Policies”). All Tenant’s Policies shall (a) be issued by an insurance company with a Best rating of A-X or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Property is located; and (b) provide that said insurance shall not be canceled unless 10 days’ prior written notice shall have been given to Landlord; and (c) otherwise be in such form, and include such coverages, as Landlord may reasonably require. All Tenant’s Policies (or, at Landlord’s option, Certificates of Insurance, in a form reasonably acceptable to Landlord, evidencing said Tenant’s Policies), shall be delivered to Landlord by Tenant upon commencement of the Lease and renewals thereof shall be delivered at least 10 days prior to the expiration of each Tenant’s Policy. Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Property.

10.2.1.    General Liability and Auto Insurance. Tenant shall purchase and maintain, throughout the Term, a Tenant’s Policy(ies) of (i) commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate, per location; (ii) comprehensive automobile liability insurance covering Tenant against any losses arising out of liability for personal injuries or deaths of persons and property damage occurring in or about the Premises in the amount of not less than $1,000,000.00 combined single limit. The Tenant’s Policies required by this Section 10.2.1 shall (a) name Landlord, Agent, and any party holding an interest to which this Lease may be subordinated as additional insureds; (b) provide coverage on an occurrence basis; (c) provide coverage for the indemnity obligations of Tenant under this Lease; (d) contain a severability of insured parties provision and/or a cross liability endorsement; (e) be primary, not contributing with, and not in excess of, coverage that Landlord may carry; and (f) provide coverage with no exclusion for a pollution incident arising from a hostile fire.

10.2.2.    Property and Workers’ Compensation Insurance. Tenant shall purchase and maintain, throughout the Term, a Tenant’s Policy or Policies of (i) “all-risk” property insurance covering Tenant’s Property (at its full replacement cost), and damage to other property resulting from any acts or operations of Tenant, and (ii) workers’ compensation insurance per the applicable state statutes covering all employees of Tenant.

10.3.       Waiver of Subrogation. To the extent permitted by law, and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other for (a) damages to property, (b) damages to all or any portion of either or both of the Premises and the Property, (c) claims arising by reason of the foregoing, to the extent such damages and claims are insured against, or required to be insured against, by Landlord or Tenant under this Lease, or (d) claims paid by Tenant’s workers’ compensation carrier. This provision is intended to waive, fully and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation by any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this section.

11.          ALTERATIONS.

11.1.       Procedural Requirements. Tenant may, from time to time, at its expense, make alterations or improvements in and to the Premises (hereinafter collectively referred to as “Alterations”), provided that Tenant first obtains the written consent of Landlord in each instance. Landlord’s consent to Alterations shall not be unreasonably withheld, conditioned or delayed, provided that: (a) the Alterations are non-structural and the structural integrity of the Property shall not be affected; (b) the Alterations are to the interior of the Premises; (c) the proper functioning of the mechanical, electrical, heating, ventilating, air-conditioning (“HVAC”), sanitary and other service systems of the Property shall not be affected and the usage of such systems by Tenant shall not be increased; (d) the Alterations have no significant adverse effect on other leased premises in the Property; (e) Tenant shall have appropriate insurance coverage, reasonably satisfactory to Landlord, regarding the performance and installation of the Alterations; (f) the Alterations shall conform with all other requirements of this Lease; and (g) Tenant shall have provided Landlord with reasonably detailed plans for such Alterations in advance of requesting Landlord’s consent. Additionally, before proceeding with any Alterations, Tenant shall (i) at Tenant’s expense, obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations; (ii) submit to Agent, for Landlord’s written approval, working drawings, plans and specifications and all permits for the work to be done and Tenant shall not proceed with such Alterations until it has received said approval; and (iii) cause those contractors, materialmen and suppliers engaged to perform the Alterations to deliver to Landlord certificates of insurance (in a form reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance (providing the same coverages as required in Section 10.2.1 above) and workers’ compensation insurance. Such insurance policies shall satisfy the obligations imposed under Section 10.2.1(a) through (d) and (f). After obtaining Landlord’s approval to the Alterations, Tenant shall give Landlord at least five days’ prior written notice of the commencement of any Alterations at the Premises, and Landlord may elect to record and post notices of non-responsibility at the Premises. Notwithstanding anything to the contrary contained in this Section 11.1, Landlord’s consent shall not be required for Alterations satisfying clauses (a) through (f) above and costing $25,000 or less in any one instance (up to a maximum aggregate of $50,000 over the Term) provided that Tenant notifies Landlord of such Alterations prior to commencing construction thereof and obtains all approvals and permits necessary for the commencement and prosecution of such Alterations. Tenant shall be required to remove all Alterations from the Premises at the end of the Term, unless prior to making any Alteration, Tenant requests from Landlord permission to allow such Alteration to remain in the Premises at the end of the Term and Landlord consents in writing to allow such Alteration to remain in the Premises at the end of the Term.

11.2.       Performance of Alterations. Tenant shall cause the Alterations to be performed in compliance with all applicable permits, laws and requirements of public authorities, and with Landlord’s reasonable rules and regulations or any other restrictions that Landlord or Agent may impose on the Alterations. Tenant shall cause the Alterations to be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Property established by Landlord or Agent. Tenant shall obtain all necessary permits and certificates for final governmental approval of the Alterations and shall provide Landlord with “as built” plans, copies of all construction contracts, governmental permits and certificates (to the extent that any of the foregoing have been prepared in connection with the Alterations) and proof of payment for all labor and materials, including, without limitation, copies of paid invoices and final lien waivers.

11.3.       Lien Prohibition. Tenant shall pay when due all claims for labor and material furnished to the Premises in connection with the Alterations performed by or at the request of Tenant. Tenant shall not permit any mechanics or materialmen’s liens to attach to the Premises or the Property as a result of any Alterations by Tenant. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after the filing thereof; or, within such thirty (30) day period, Tenant shall provide Landlord, at Tenant’s sole expense, with endorsements (satisfactory, both in form and substance, to Landlord and the holder of any mortgage or deed of trust) to the existing title insurance policies of Landlord and the holder of any mortgage or deed of trust, insuring against the existence of, and any attempted enforcement of, such lien or encumbrance. In the event Tenant has not so performed, Landlord may, at its option, pay and discharge such liens and Tenant shall be responsible to reimburse Landlord, on demand and as Additional Rent under this Lease, for all costs and expenses incurred in connection therewith, together with interest thereon at the rate set forth in Section 22.3, which expenses shall include reasonable fees of attorneys of Landlord’s choosing, and any costs in posting bond to effect discharge or release of the lien as an encumbrance against the Premises or the Property.

12.          LANDLORD’S AND TENANT’S PROPERTY.

12.1.       Landlord’s Property. All fixtures, machinery, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of, or during the Term, whether or not placed there by or at the expense of Tenant (but excluding Tenant’s Property), shall become and remain a part of the Premises; shall be deemed the property of Landlord (the “Landlord’s Property”), without compensation or credit to Tenant; and shall not be removed by Tenant at the Expiration Date except as provided in Section 12.2. Further, any personal property in the Premises on the Commencement Date, movable or otherwise, unless installed and paid for by Tenant, shall be and shall remain the property of Landlord and shall not be removed by Tenant. In no event shall Tenant remove any of the following materials or equipment without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion): any power wiring or power panels, lighting or lighting fixtures, wall or window coverings, carpets or other floor coverings, heaters, air conditioners or any other HVAC equipment, fencing or security gates, or other similar building operating equipment.

12.2.       Tenant’s Property. All movable non-structural partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment that are installed in the Premises by, or for the account of, Tenant and without expense to Landlord and that can be removed without structural damage to the Property, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, the “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term, provided Tenant repairs or pays the cost of repairing any damage to the Premises or to the Property resulting from the installation and/or removal thereof. At or before the Expiration Date, or the date of any earlier termination, Tenant, at its expense, shall remove from the Premises all of Tenant’s Property and any Alterations (except such items thereof as constitute Landlord’s Property; or as Landlord shall have expressly permitted, in writing, to remain, which property shall become the property of Landlord), and Tenant shall repair (to Landlord’s reasonable satisfaction) any damage to the Premises or the Property resulting from any installation and/or removal of Tenant’s Property. In no event shall Tenant remove Landlord’s Property or any portion of Landlord’s Work. Tenant shall repair (to Landlord’s reasonable satisfaction) any damage to the Premises or the Property resulting from any installation and/or removal of Tenant’s Property. Any other items of Tenant’s Property that shall remain in the Premises after the Expiration Date, or following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as its property or be disposed of by Landlord, in Landlord’s sole and absolute discretion and without accountability, at Tenant’s expense. Notwithstanding the foregoing, if Tenant is in default under the terms of this Lease, Tenant may remove Tenant’s Property from the Premises only upon the express written direction of Landlord.

13.          REPAIRS AND MAINTENANCE.

13.1.       Tenant Repairs and Maintenance. Throughout the Term, subject to Landlord’s obligations under Section 13.2 and Exhibit B, Tenant shall, at its sole cost and expense both (x) maintain and preserve, as good of condition as received (subject to normal and customary wear and tear), and (y) perform any and all repairs and replacements required in order to so maintain and preserve, in first class condition, the Premises and the fixtures and appurtenances therein (including, but not limited to, the Premises’ plumbing and HVAC systems, all doors, overhead or otherwise, glass and levelers located in the Premises or otherwise available in the Property for Tenant’s sole use; and excluding, however, only those specific components of the Premises for which Landlord is expressly responsible under Section 13.2). In addition to Tenant’s obligations above, Tenant shall also be responsible for all costs and expenses incurred to perform any and all repairs and replacements (whether structural or non-structural; interior or exterior; and ordinary or extraordinary), in and to the Premises and the Property and the facilities and systems thereof, if and to the extent that the need for such repairs or replacements arises directly or indirectly from any or all of: (a) the performance or existence of any Alterations performed by Tenant (which shall in no event include the Landlord’s Work or any alterations performed by Landlord), (b) the installation, use or operation of Tenant’s Property in the Premises, (c) the moving of Tenant’s Property in or out of the Property, and (d) any act, omission, misuse, or neglect of Tenant, any of its subtenants, or others entering into the Premises by act or omission of Tenant or any subtenant. Any repairs or replacements required to be made by Tenant to any or all of the structural components of the Property and the mechanical, electrical, sanitary, HVAC, or other systems of the Property or Premises shall be performed by appropriately licensed contractors approved by Landlord, which approval shall not be unreasonably withheld. All such repairs or replacements shall be subject to the supervision and control of Landlord, and all repairs and replacements shall be made with materials of equal or better quality than the items being repaired or replaced.

13.1.1.    General Maintenance Services. Notwithstanding any of the foregoing, however, from time to time during the Term, if Tenant is not adequately performing all or some portion of the repairs, maintenance, restoration and replacement in and to the Premises required to be performed by Tenant under this Lease as reasonably determined by Landlord, Landlord may elect, in its sole discretion after prior written notice to Tenant and the expiration of any applicable cure period, to perform on behalf of Tenant, such repairs, maintenance, restoration and replacement (any such repairs, maintenance, restoration and/or replacement activities that Landlord elects to perform on behalf of Tenant are herein collectively referred to as “General Maintenance Services”). Tenant shall reimburse Landlord for the reasonable cost of all General Maintenance Services provided by Landlord (Landlord shall provide Tenant with adequate back up information for the charges and costs for the General Maintenance Services performed) as Additional Rent, simultaneously with the payment of Operating Expenses as part of Estimated Additional Rent (on a monthly estimated basis subject to annual reconciliation, as described in Section 3.2 above). Unless and until Landlord affirmatively elects to provide General Maintenance Services as set forth herein, nothing contained herein shall be construed to obligate Landlord to perform any General Maintenance Services or, except as otherwise expressly provided in Section 13.2, to repair, maintain, restore or replace any portion of the Premises. Subject to the terms of this Section 13.1.1, Landlord may from time to time, in its sole discretion, (x) reduce or expand the scope of the General

Maintenance Services that Landlord has elected to provide or (y) revoke its election to provide any or all of the General Maintenance Services, in either event, upon delivery of not less than thirty (30) days’ prior written notice to Tenant.

13.2.       Landlord Repairs. Notwithstanding anything contrary herein, Landlord shall repair, replace and restore all Common Areas and the foundation, exterior and interior load-bearing walls, building systems, roof structure and roof covering and tuckpointing of the Building and any other improvements on the Property and maintain, in full force and effect, a quarterly preventative maintenance and service contract with a reputable service provider for maintenance of the HVAC systems of the Premises (the “HVAC Maintenance Contract”); provided, however, that (i) all costs and expenses so incurred by Landlord to repair, replace and restore the above items and to maintain the HVAC Maintenance Contract shall constitute Operating Expenses; provided, however, that with respect to any costs incurred in the replacement context, those costs shall not constitute an Operating Expense except to the extent that such costs so qualify under Section 3.1.1(vii); and (ii) notwithstanding (i) above, in the event that any such repair, replacement or restoration is necessitated by any or all of the matters set forth in Sections 13.1(a) through (d) above (collectively, “Tenant Necessitated Repairs”) and such repair, replacement or restoration is not covered by Landlord’s insurance or coverable by the insurance required to be maintained by Landlord, then Tenant shall be required to reimburse Landlord for all costs and expenses that Landlord incurs in order to perform such Tenant Necessitated Repairs, and such reimbursement shall be paid, in full, within 30 days after Landlord’s delivery of demand therefor. Landlord agrees to commence the repairs, replacements or restoration described in this Section 13.2 within a reasonable period of time after receiving from Tenant written notice of the need for such repairs.

Notwithstanding anything contained in Section 13.1 and Section 13.2 above, Landlord shall also be responsible for (a) the cost of any major repair of the HVAC systems in excess of $1,000 per HVAC unit per annum and (b) the replacement cost in excess of $2,500 per HVAC unit per annum (except that Tenant shall be responsible for all costs related to maintenance, repair or replacement of HVAC systems in Tenant’s server room, if any). Tenant shall be responsible for (a) up to the first $1,000 of repair costs per HVAC Unit, per annum, (b) up to the first $2,500 of the replacement cost per HVAC Unit, per annum, and (c) all the cost of all Tenant Necessitated Repairs to the HVAC systems.

14.          UTILITIES. Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Premises. Prior to the Commencement Date, Landlord shall, at its cost, cause, all utilities to be separately metered to the Premises, including gas, water, sewer, telephone and electric. However, if any services or utilities become or, contrary to the preceding sentence, are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

15.          INVOLUNTARY CESSATION OF SERVICES. Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations hereunder, to stop service of any or all of the HVAC, electric, sanitary, elevator (if any), and other systems serving the Premises, or to stop any other services required by Landlord under this Lease, whenever and for so long as may be necessary by reason of (i) accidents, emergencies, strikes, or the making of repairs or changes which Landlord or Agent, in good faith, reasonably deems necessary or (ii) any other cause beyond Landlord’s reasonable control. Further, it is also understood and agreed that Landlord or Agent shall have no liability or responsibility for a cessation of services to the Premises or to the Property that occurs as a result of causes beyond Landlord’s or Agent’s reasonable control. No such interruption of service shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, or render Landlord or Agent liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease, including, but not limited to, the obligation to pay Rent.

16.          LANDLORD’S RIGHTS. Landlord, Agent and their respective agents, employees and representatives shall have the right to enter and/or pass through the Premises at any time or times upon reasonable prior notice (except in the event of emergency): (a) to examine and inspect the Premises and to show them to actual and prospective lenders, prospective purchasers or mortgagees of the Property or providers of capital to Landlord and its affiliates; and (b) to make such repairs, alterations, additions and improvements in or to all or any portion of either or both of the Premises and the Property, or the Property’s facilities and equipment as Landlord is required to make, subject to the provisions herein. Landlord and Agent shall be allowed to take all materials into and upon the Premises that may be required in connection with any repairs, alterations, additions or improvements, without any liability to Tenant and without any reduction or modification of Tenant’s covenants and obligations hereunder; provided, however, that Landlord shall use reasonable efforts to limit interference with Tenant’s business operations and Tenant’s occupancy and use of the Premises. During the period of one year prior to the Expiration Date (or at any time, if Tenant has vacated or abandoned the Premises or is otherwise in default under this Lease), Landlord and its agents may exhibit the Premises to prospective tenants. Additionally, Landlord and Agent shall have the following rights with respect to the Premises, exercisable without notice to Tenant, without liability to Tenant, and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent: (i) to reasonably designate and approve, prior to installation, all types of signs; and (ii) to have pass keys, access cards, or both, to the Premises,

17.          NON-LIABILITY AND INDEMNIFICATION.

17.1.     Non-Liability. Except as provided in Section 17.2.2, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss. Further, except as provided in Section 17.2.2, none of Landlord, Agent, any other managing agent, or their respective affiliates, owners, partners, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other tenants or persons in, upon or about the Property, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages purportedly arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; (c) any defect in the Premises or the Property, provided that Landlord shall be obligated to repair such defects pursuant to

Section 13.2; or (d) injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Property, or from the pipes, appliances or plumbing work of the same.

17.2.       Indemnification.

17.2.1.    Tenant Indemnification. Tenant hereby indemnifies, defends, and holds Landlord, Agent and their respective affiliates, owners, partners, directors, officers, agents and employees (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Losses (defined below) arising from or in connection with any or all of: (a) the conduct or management of either or both the Property and the Premises or any business therein, or any work or Alterations done, or any condition created by any or all of Tenant and Tenant’s Parties in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant is given access to the Premises; (b) any negligent act or omission of any or all of Tenant and Tenant’s Parties; (c) any accident, injury or damage whatsoever occurring in, at or upon either or both of the Property and the Premises and caused by any or all of Tenant and Tenant’s Parties; (d) any breach by Tenant of any of its warranties and representations under this Lease; (e) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding involving Tenant under the Bankruptcy Code; (f) any violation or alleged violation by any or all of Tenant and Tenant’s Parties of any Law including, without limitation, any Environmental Law; (g) any breach of the provisions of Section 9 by any or all of Tenant and Tenant’s Parties; (h) claims for work or labor performed or materials or supplies furnished to or at the request of any or all of Tenant and Tenant’s Parties; (i) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; (j) any Hazardous Materials used, exposed, emitted, released, discharged, generated, manufactured, sold, transported, handled, stored, treated, reused, presented, disposed of or recycled in, at, near or under all or any portion of the Premises as a result of the acts or omissions of any or all of Tenant and Tenant’s Parties; and (k) the violation of any Environmental Law or any permit, application or consent required in connection with any Environmental Law by any or all of Tenant and Tenant’s Parties with respect to the Premises during the Term (collectively, “Tenant’s Indemnified Matters”). This indemnity is intended to indemnify Landlord and the Landlord Indemnified Parties against the consequences of their own negligence or fault, even when Landlord or the Landlord Indemnified Parties are jointly, comparatively, contributively, or concurrently negligent with Tenant, and even though any such claim, cause of action or suit is based upon or alleged to be based upon the strict liability of Landlord or the Landlord Indemnified Parties; however, such indemnity shall not apply to the sole gross negligence or willful misconduct of Landlord and the Landlord Indemnified Parties, In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant’s Indemnified Matters, Tenant, upon notice from any or all of Landlord, Agent or any Superior Party (defined below), shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses of every kind and nature incurred by Landlord or Tenant, as applicable, (including, without limitation, property damage, diminution in value of Landlord’s interest in the Premises or the Property, damages for the loss or restriction on use of any space or amenity within the Premises or the Property, damages arising from any adverse impact on marketing space in the Property, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, without limitation, attorneys’ and consultants’ reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. The provisions of Section 17.2.1 and Section 17.2.2 shall survive the expiration or termination of this Lease.

17.2.2.    Landlord Indemnification. Landlord hereby indemnifies, defends, and holds Tenant harmless from and against any and all Losses actually suffered or incurred by Tenant as the sole and direct result of the grossly negligent, willful or intentional acts or omissions of any or all of Landlord, Agent and any parties within the direct and sole control of either or both of Landlord and Agent. In the event that any action or proceeding is brought against Tenant, and the foregoing indemnity is applicable to such action or proceeding, then Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant shall be limited to the interest of Landlord in the Property, and Tenant agrees to look solely to Landlord’s interest in the Property for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency. The provisions of this Section 17.2.2 shall survive the expiration or termination of this Lease.

17.3.       Force Majeure. The obligations of Tenant hereunder shall not be affected, impaired or excused, and Landlord shall have no liability whatsoever to Tenant, with respect to any act, event or circumstance arising out of (a) Landlord’s failure to fulfill, or delay in fulfilling any of its obligations under this Lease by reason of labor dispute, governmental preemption of property in connection with a public emergency or shortages of fuel, supplies, or labor, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control; or (b) any failure or defect in the supply, quantity or character of utilities furnished to the Premises, or by reason of any requirement, act or omission of any public utility or others serving the Property, beyond Landlord’s reasonable control.

18.          DAMAGE OR DESTRUCTION.

18.1.       Notification and Repair. Tenant shall give prompt notice to Landlord and Agent of (a) any fire or other casualty to the Premises or the Property, and (b) any damage to, or defect in, any part or appurtenance of the Property’s sanitary, electrical, HVAC, elevator or other systems located in or passing through the Premises or any part thereof. Tenant shall be liable for any claim, loss, damage, cost or expense resulting from Tenant’s failure to give Landlord the foregoing notice in a timely manner, to the extent that Tenant has any knowledge of the foregoing. Subject to the provisions of Section 18.3 below, if either or both of the Property and the Premises is damaged by fire or other insured casualty, Landlord shall repair (or cause Agent to repair) the damage and restore and rebuild the Property and the Premises (except for Tenant’s Property) with reasonable dispatch after (x) notice to it of the damage or destruction and (y) the adjustment of the insurance proceeds attributable to such damage. Subject to the provisions of Section 18.3 below, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for purported inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the

Property pursuant to this Section. Landlord (or Agent, as the case may be) shall use its diligent, good faith efforts to make such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Premises, but Landlord or Agent shall not be required to do such repair or restoration work except during normal business hours of business days.

18.2.       Rental Abatement. Provided that any damage to either or both of the Property and the Premises is not caused by, or is not the result of acts or omissions by, any or all of Tenant and Tenant’s Parties, if (a) the Property is damaged by fire or other casualty thereby causing the Premises to be inaccessible or (b) the Premises are partially damaged by fire or other casualty, the Rent shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant.

18.3.       Total Destruction. If the Property or the Premises shall be totally destroyed by fire or other casualty, or if the Property shall be so damaged by fire or other casualty that (in the reasonable opinion of a reputable contractor or architect designated by Landlord): (i) its repair or restoration requires more than 180 days or (ii) such repair or restoration requires the expenditure of more than 50% of the full insurable value of the Property immediately prior to the casualty or (iii) the damage (x) is less than the amount stated in (ii) above, but more than 10% of the full insurable value of the Property; and (y) occurs during the last two years of the Term, either Landlord, or Tenant in the case of (i) above, shall have the option to terminate this Lease by giving written notice to the other within 10 days after said contractor or architect delivers written notice of its opinion to Landlord and Tenant. In such event, the termination shall be effective as of the date upon which the other party receives written notice from party terminating this Lease pursuant to the preceding sentence. If neither party delivers a termination notice, this Lease shall remain in full force and effect. Notwithstanding the foregoing, if (A) any holder of a mortgage or deed of trust encumbering the Property or landlord pursuant to a ground lease encumbering the Property (collectively, “Superior Parties”) or other party entitled to the insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Premises or the Property, or (B) the issuer of any casualty insurance policies on the Property fails to make available to Landlord sufficient proceeds for restoration of the Premises or the Property, then Landlord may, at Landlord’s sole option, terminate this Lease by giving Tenant written notice to such effect within 30 days after Landlord receives notice from the Superior Party or insurance company, as the case may be, that such proceeds shall not be made available, in which event the termination of this Lease shall be effective as of the date Tenant receives written notice from Landlord of Landlord’s election to terminate this Lease. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of repairs and restoration. For purposes of this Section 18.3 only, “full insurable value” shall mean replacement cost, less the cost of footings, foundations and other structures below grade.

18.4.       Insurance Proceeds. Landlord shall not be obligated to expend in repairs and restoration an amount in excess of the proceeds of insurance recovered with respect to any casualty. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to either or both of the Premises and the Property (excluding any proceeds for damage to Tenant’s Property). In the event that either or both of the Premises and the Property are not repaired or reconstructed, all proceeds of insurance (excluding any proceeds covering Tenant’s Property), whether carried by Landlord or Tenant, shall be payable to Landlord. Landlord’s duty to repair the Premises and the Property (excluding Tenant’s Property) is limited to repairing the Premises and Property to the condition existing immediately prior to such fire or other casualty.

19.          EMINENT DOMAIN. If the whole, or any substantial (as reasonably determined by Landlord) portion, of the Property is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would prevent or materially interfere with the Permitted Use of the Premises, this Lease shall terminate effective when the physical taking of said Premises occurs. Additionally, if any portion of the Premises or parking is taken or condemned for any public use under any Law or by right of eminent domain, or by private purchase in lieu thereof, and such taking would materially interfere with the Permitted Use of the Premises, in Tenant’s reasonable determination, or reduce the number of parking spaces below the applicable number of spaces required for the Property by applicable Law, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord. If Tenant does not elect to terminate this Lease or if less than a substantial portion of the Property is so taken or condemned, or if the taking or condemnation is temporary (regardless of the portion of the Property affected), this Lease shall not terminate, but the Rent payable hereunder shall be proportionally abated to the extent of any actual loss of use of the Premises by Tenant and Landlord shall restore the Premises and Property as nearly as possible to the condition existing immediately prior to such taking. Landlord shall be entitled to any and all payment, income, rent or award, or any interest therein whatsoever, which may be paid or made in connection with such a taking or conveyance, and Tenant shall have no claim against Landlord for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically and independently awarded to Tenant for loss of business or goodwill, relocation or moving expenses, or for its personal property, shall be the property of Tenant.

20.          SURRENDER AND HOLDOVER. On the last day of the Term, or upon any earlier termination of this Lease, (a) Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in good order, condition and repair (as defined by Exhibit C, attached hereto and incorporated herein by reference), except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease and except for damage by casualty and condemnation, (b) Tenant shall remove all of Tenant’s Property therefrom, and (c) Tenant shall surrender to Landlord any and all keys, access cards, computer codes or any other items used to access the Premises. Landlord shall be permitted to inspect the Premises in order to verify compliance with this Section 20 at any time prior to (x) the Expiration Date, (y) the effective date of any earlier termination of this Lease, or (z) the surrender date otherwise agreed to in writing by Landlord and Tenant. The obligations imposed under the first sentence of this Section 20 shall survive the termination or expiration of this Lease. If any repairs are required to be performed in, to or at the Premises (pursuant to the first sentence of this Section 20 or any other applicable provision of this Lease) upon the expiration or termination of the Term, Tenant shall cause such repairs to be performed, to Landlord’s reasonable satisfaction, within 10 business days after the date on which this Lease is terminated or expired. If Tenant fails to timely comply with the preceding sentence, then Landlord shall have the right to cause the repairs to be performed, at Tenant’s expense, and all such expenses so incurred by Landlord shall bear interest (at the rate specified in Section 22.3) from the date the expense is incurred until the date paid, in full, by Tenant (inclusive of interest). If Tenant remains in possession after the

Expiration Date hereof or after any earlier termination date of this Lease or of Tenant’s right to possession: (i) Tenant shall be deemed a tenant-at-will; (ii) Tenant shall pay 150% of the Base Rent last prevailing hereunder, and also shall pay all actual damages sustained by Landlord, directly by reason of Tenant’s remaining in possession after the expiration or termination of this Lease; (iii) there shall be no renewal or extension of this Lease by operation of law; and (iv) the tenancy-at-will may be terminated by either party hereto upon 30 days’ prior written notice given by the terminating party to the non-terminating party. The provisions of this Section 20 shall not constitute a waiver by Landlord of any re-entry rights of Landlord provided hereunder or by law.

21.          EVENTS OF DEFAULT.

21.1.       Bankruptcy of Tenant. It shall be a default by Tenant under this Lease if Tenant makes an assignment for the benefit of creditors, or files a voluntary petition under any state or federal bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant under any state or federal bankruptcy or insolvency law that is not dismissed within 90 days, or whenever a petition is filed by or against (to the extent not dismissed within 90 days) Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any state or federal law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Code or similar state or federal law, or whenever a receiver of Tenant, or of, or for, the property of Tenant shall be appointed, or Tenant admits it is insolvent or is not able to pay its debts as they mature.

21.2.       Default Provisions. Each of the following shall constitute a default by Tenant under this Lease: (a) if Tenant fails to pay Rent or any other payment when due hereunder within five days after written notice from Landlord of such failure to pay on the due date; provided, however, that if in any consecutive 12 month period, Tenant shall, on two (2) separate occasions, fail to pay any installment of Rent on the date such installment of Rent is due, then, on the third such occasion and on each occasion thereafter on which Tenant shall fail to pay an installment of Rent on the date such installment of Rent is due, Landlord shall be relieved from any obligation to provide notice to Tenant, and Tenant shall then no longer have a five day period in which to cure any such failure; or (b) if Tenant fails, whether by action or inaction, to timely comply with, or satisfy, any or all of the obligations imposed on Tenant under this Lease (other than the obligation to pay Rent) for a period of 30 days after Landlord’s delivery to Tenant of written notice of such default under this Section 21.2(b); provided, however, that if the default cannot, by its nature, be cured within such 30 day period, but Tenant commences and diligently pursues a cure of such default promptly within the initial 30 day cure period, then Landlord shall not exercise its remedies under Section 22 unless such default remains uncured for more than 60 days after the initial delivery of Landlord’s original default notice; or (c) Tenant vacates or abandons the Premises during the Term and fails to pay Rent or otherwise comply with its obligations under this Lease.

22.          RIGHTS AND REMEDIES.

22.1.       Landlord’s Cure Rights Upon Default of Tenant. If Tenant defaults in the performance of any of its obligations under this Lease, and fails to cure such default on a timely basis (pursuant to Section 21.2), Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account, and at the expense of, Tenant.

22.2.       Landlord’s Remedies. In the event of any default by Tenant under this Lease, Landlord, at its option, and after any applicable notice and cure period (as required pursuant to Section 21.2), but without additional notice or demand from Landlord, if any, as provided in Section 21.2 has expired, may, in addition to all other rights and remedies provided in this Lease, or otherwise at law or in equity: (a) terminate this Lease and Tenant’s right of possession of the Premises; or (b) terminate Tenant’s right of possession of the Premises without terminating this Lease; provided, however, that Landlord may, whether Landlord elects to proceed under Subsections (a) or (b) above, relet the Premises, or any part thereof for the account of Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord. In addition, for purposes of any reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent deemed necessary by Landlord, in its reasonable discretion. In the event of the termination of this Lease by Landlord pursuant to (a) above, Landlord shall be entitled to recover from Tenant (i) all damages and other sums that Landlord is entitled to recover under any provision of this Lease or at law or in equity, including, but not limited to, all fixed dollar amounts of Base Rent and Additional Rent accrued and unpaid for the period up to and including such termination date; (ii) all other additional sums payable by Tenant, or for which Tenant is liable, or in respect of which Tenant has agreed to indemnify Landlord, under any of the provisions of this Lease, that may be then owing and unpaid; (iii) all costs and expenses (including, without limitation, court costs and attorneys’ reasonable fees) incurred by Landlord in the enforcement of its rights and remedies under this Lease; and (iv) any damages provable by Landlord as a matter of law including, without limitation, an amount equal to the positive difference, if any, between (x) the Rent provided to be paid for the remainder of the Term (measured from the effective termination date of this Lease) and (y) the fair market rental value of the Premises (determined at the date of termination of this Lease) after deduction (from such fair market rental value) of the projected costs and expenses of reletting the Premises (including the anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord. If Landlord elects to pursue its rights and remedies under Subsection (b) above, and the Premises are relet and a sufficient sum is not realized therefrom, then to satisfy the payment, when due, of Base Rent and Additional Rent reserved under the Lease for any monthly period (after payment of all Landlord’s reasonable expenses of reletting), Tenant shall, in Landlord’s sole judgment, either (i) pay any such deficiency monthly or (ii) pay such deficiency on an accelerated basis, which accelerated deficiency shall be discounted at a rate equal to the Federal Reserve discount rate in effect on the date of Landlord’s demand. If Landlord elects to pursue its rights and remedies under Subsection (b) above, and Landlord fails to relet the Premises, then Tenant shall pay to Landlord the sum of (x) the projected costs of Landlord’s expenses of reletting (including the anticipated costs of repairs, alterations, improvements, additions, legal fees and brokerage commissions) as reasonably estimated by Landlord and (y) the accelerated amount of Base Rent and Additional Rent due under the Lease for the balance of the Term, discounted to present value at a rate equal to the Federal Reserve discount rate in effect on the date of Landlord’s demand. Tenant agrees that Landlord may file suit to recover any sums due to Landlord hereunder from time to time and that such suit or recovery of any amount due Landlord hereunder shall not be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. If Landlord elects to pursue its rights and remedies under Subsection (b), then Landlord shall at any time have the further right and remedy to rescind such election and pursue its rights and remedies under Subsection (a). In the event Landlord elects, pursuant to subsection (b) of this Section 22.2, to terminate Tenant’s right of possession only, without terminating this Lease, Landlord may, at Landlord’s option, enter into the Premises, remove Tenant’s Property, Tenant’s signs and other evidences of tenancy, and take and hold possession thereof, as provided in Section 20 hereof; provided, however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant’s obligation to pay the Base Rent and Additional Rent reserved hereunder for the full Term, or from any other obligation of Tenant under this Lease. Any and all property that may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the sole risk, cost and expense of Tenant, and in no event or circumstance shall Landlord be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken from storage by Tenant within 30 days after the end of the Term, however terminated, shall be conclusively presumed to have been conveyed by Tenant to Landlord under this Lease as in a bill of sale, without further payment or credit by Landlord to Tenant.

22.3.       Additional Rights of Landlord. Any and all costs, expenses and disbursements, of any kind or nature, incurred by Landlord or Agent in connection with the enforcement of any and all of the terms and provisions of this Lease, including attorneys’ fees (through all appellate proceedings), shall be due and payable (as Additional Rent) upon Landlord’s submission of an invoice therefor. All sums advanced by Landlord or Agent on account of Tenant under this Section, or pursuant to any other provision of this Lease, and all Base Rent and Additional Rent not paid by Tenant and received by Landlord within 30 days after the date when due, shall bear interest at the rate of 5% per annum above the prime rate of interest as published from time to time in the Money Rates column of the Wall Street Journal (“Default Interest”), from the due date thereof until paid, and such interest shall be and constitute Additional Rent and be due and payable upon Landlord’s or Agent’s submission of an invoice therefor. The various rights, remedies and elections of Landlord reserved, expressed or contained herein are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, options or elections as are now or may hereafter be conferred upon Landlord by law.

22.4.       Event of Bankruptcy. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then: (a) “adequate assurance of future performance” by Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new security deposit in the amount of three times the then current monthly Base Rent payable hereunder; (b) any person or entity to which this Lease is assigned, pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment, and any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability; (c) notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “Rent”, shall constitute “rent” for the purposes of Section 502(b)(6) of the Bankruptcy Code; and (d) if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord or Agent (including Base Rent, Additional Rent and other amounts hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord or Agent shall be held in trust by Tenant or Tenant’s bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

23.          BROKER. Tenant covenants, warrants and represents that the broker set forth in Section 1.9(A) was the only broker to represent Tenant in the negotiation of this Lease (“Tenant’s Broker”). Landlord covenants, warrants and represents that the broker set forth in Section 1.9(B) was the only broker to represent Landlord in the negotiation of this Lease (“Landlord’s Broker”). Landlord shall be solely responsible for paying the commission of Landlord’s Broker and Tenant’s Broker pursuant to the terms of a separate agreement between Landlord and Landlord’s Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any other brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of this Lease.

24.          TENANT OPTIONS

24.1.       Extension Option. Tenant shall have the option to extend the Term (“Extension Option”) for one (1) period of five (5) years (the “Extension Term”), provided that (a) Tenant is not in default of the Lease beyond any applicable notice and cure period at the time Tenant gives notice of its exercise of a Extension Option and as of the commencement date of a Extension Term, (b) Tenant (or an Affiliate pursuant to a Permitted Transfer) is fully occupying the Premises, and (c) Tenant has not assigned this Lease (other than to an Affiliate pursuant to a Permitted Transfer). Tenant may exercise the Extension Option by giving Landlord written notice at least two hundred seventy (270) days prior to the Expiration Date of the initial Term. If Tenant fails to give such notice to Landlord prior to said 270-day period, then Tenant shall forfeit the Extension Option. If Tenant exercises the Extension Option, then, during the Extension Term, Landlord and Tenant’s respective rights, duties, and obligations shall be governed by the terms and conditions of the Lease (including but not limited to Tenant’s obligations to pay all Additional Rent), except that Base Rent shall be at the Fair Rental Value (as defined below). Time is of the essence with respect to all deadlines contained herein.

If Tenant exercises the Extension Option, Landlord shall, within thirty (30) days after the receipt of Tenant’s notice of exercise, notify Tenant in writing of Landlord’s reasonable determination of the Fair Rental Value for the Premises for the Extension Term, For purposes hereof, “Fair Rental Value” means the rate for base minimum rental then being negotiated for comparable leases in the Eden Prairie, Minnesota market area for the Renewal Term, taking into account all relevant factors (including, but not limited to, size of space, age, location and quality of building, length of term, credit standing of tenant, method of paying operating expenses, and tenant improvement allowances, leasing commissions and rent concessions payable or not payable by Landlord in connection with the extension, and calculated on a per square foot basis. Thereafter, Tenant shall have fifteen (15) days from its receipt of Landlord’s notice to notify Landlord in writing if Tenant does not agree with Landlord’s determination of the Fair Rental Value or if Tenant elects to rescind the exercise of its Extension Option. If Tenant fails to object as aforesaid, Tenant shall be deemed to have rescinded the exercise of its Extension Option. If Tenant objects, Landlord and Tenant shall meet for a period of fifteen (15) additional days (the “Negotiation Period”) to negotiate the Fair Rental Value. If such negotiations are successful, the rate so negotiated by the parties will be deemed to be the Fair Rental Value for the Extension Term. If such negotiations are not successful, then at any time after expiration of the Negotiation Period either party may give notice to the other requiring that the Fair Rental Value be determined in accordance with the following arbitration procedure:

The party electing to use this arbitration procedure shall notify the other party of the electing party’s selection of a real estate broker who shall act on such party’s behalf in determining the Fair Rental Value. After the electing party delivers its notice to the other party as set forth above, the other party shall notify the electing party of the other party’s selection of a real estate broker who shall act on such party’s behalf in determining the Fair Rental Value. Within twenty (20) days after the selection of Tenant’s and Landlord’s broker, the two (2) brokers shall render a joint written determination of the Fair Rental Value, which joint determination shall be final, conclusive and binding for the Extension Term. If the two (2) brokers are unable to agree upon a joint written determination within said twenty (20) day period, the two brokers shall select a third broker within such twenty (20) day period and shall each submit a determination of the Fair Rental Value to such third broker. In the event the two brokers cannot agree on a third, Landlord or Tenant may request that the local chapter of the American Arbitration Association appoint a party to act as the third broker. Within ten (10) days after the appointment of the third broker, the third broker shall render a written determination of the Fair Rental Value, which must be either the Landlord’s broker’s determination as submitted or the Tenant’s broker’s determination as submitted, but no other amount and no compromise between the two, with the third broker’s determination being final, conclusive and binding on both parties. All brokers selected or appointed in accordance with this subparagraph shall have at least ten (10) years prior experience in the commercial office/warehouse leasing market of the Eden Prairie, Minnesota market area. If either Landlord or Tenant fails or refuses to select a broker, and such failure continues for five (5) days after written notice, the other broker shall alone determine the Fair Rental Value. Landlord and Tenant agree that they shall be bound by the determination of Fair Rental Value pursuant to this paragraph. Landlord shall bear the fee and expenses of its broker; Tenant shall bear the fee and expenses of its broker; and

Landlord and Tenant shall share equally the fee and expenses of the third broker, if any.

24.2.       Right of First Offer. Subject to any rights granted to tenants under existing leases at the Building, Landlord hereby grants Tenant a one time right of first offer with respect to space that is contiguous to the Premises as shown on Exhibit G as the First Offer Space (the “First Offer Space”). Provided that no event of default exists and is continuing and Tenant is occupying the entire Premises, at such time that Landlord determines that the First Offer Space will be available for lease, Landlord shall give Tenant written notice of the terms pursuant to which Landlord is willing to lease the First Offer Space to Tenant. Unless (a) within ten (10) days following receipt of Landlord’s notice Tenant gives Landlord written notice accepting Landlord’s proposed terms, and (b) within thirty (30) days following Tenant’s notice as described in (a), Tenant executes and delivers to Landlord the amendment to this Lease prepared by Landlord with respect to the First Offer Space, Landlord shall be free to lease the First Offer Space to any other person and on any terms, without any further obligation to Tenant.

Tenant’s rights under this Section 24.2 shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises (other than to an Affiliate pursuant to a Permitted Transfer), or (3) Tenant fails to timely exercise its option under this Section 24.2, time being of the essence with respect to Tenant’s exercise thereof.

25.          MISCELLANEOUS.

25.1.       Merger. All prior understandings and agreements between the parties are merged in this Lease, which alone fully and completely expresses the agreement of the parties. No agreement shall be effective to modify this Lease, in whole or in part, unless such agreement is in writing, and is signed by the party against whom enforcement of said change or modification is sought.

25.2.       Notices. Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, or if sent by Federal Express or other comparable commercial overnight delivery service, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or on the first business day after having been deposited with the courier service:

If to Landlord:	c/o High Street Equity Advisors LLC
53 State Street, 38th Floor
Boston, MA 02109
Attn: Asset Management

With a copy to:	Drinker Biddle.& Reath LLP
One Logan Square
Suite 2000
Philadelphia, PA 193103-6996
Attn: Lisa Sher

If to Tenant:	At the Premises, except that prior to the Commencement Date, notices to Tenant shall be sent to:

Datalink Corporation
8170 Upland Circle
Chanhassen, MN 55317
Attn: Stuart Missling, Director of Operations

25.3.       Non-Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the Lease shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt and acceptance by Landlord or Agent of Base Rent or Additional Rent with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

25.4.       Legal Costs. If Tenant defaults under this Lease, it shall reimburse Landlord upon demand for any reasonable legal fees and court (or other administrative proceeding) costs or expenses that Landlord incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys’ fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord’s attorneys’ reasonable fees incurred in connection with Tenant’s request for Landlord’s consent under provisions of this Lease governing alterations, assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

25.5.       Parties Bound. Except as otherwise expressly provided for in this Lease, this Lease shall be binding upon, and inure to the benefit of, the successors and assignees of the parties hereto. Tenant hereby releases Landlord named herein from any obligations of Landlord for any period subsequent to the conveyance and transfer of Landlord’s ownership interest in the Property as long as Successor Landlord assumes in writing all of the obligations of Landlord under this Lease. In the event of such conveyance and transfer, Landlord’s obligations shall thereafter be binding upon each transferee (whether Successor Landlord or otherwise). No obligation of Landlord shall arise under this Lease until the instrument is signed by, and delivered to, both Landlord and Tenant.

25.6.       Recordation of Lease. Tenant shall not record or file this Lease in the public records of any county or state.

25.7.       Survival of Obligations. Upon the expiration or other termination of this Lease, neither party shall have any further obligation nor liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination.

25.8.       Governing Law; Construction. This Lease shall be governed by and construed in accordance with the laws of the state in which the Property is located. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but shall be enforced to the extent permitted by law. The captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease to be performed by Tenant, shall be construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Lease may be executed in counterpart and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

25.9.       Time. Time is of the essence for this Lease. If the time for performance hereunder falls on a Saturday, Sunday or a day that is recognized as a holiday in the state in which the Property is located, then such time shall be deemed extended to the next day that is not a Saturday, Sunday or holiday in said state.

25.10.     Authority of Tenant. If Tenant is a corporation, partnership, limited liability company, association or any other entity, it shall deliver to Landlord, concurrently with the delivery to Landlord of an executed Lease, certified resolutions of Tenant’s directors or other governing person or body (i) authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder and (ii) certifying the authority of the party executing the Lease as having been duly authorized to do so.

25.11.   WAIVER OF TRIAL BY JURY. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE PREMISES.

25.12.     OFAC Representation. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U. S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statue, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

25.13.     Financial Information. From time to time during the Term, Tenant shall deliver to Landlord information and documentation describing and concerning Tenant’s financial condition, and in form and substance reasonably acceptable to Landlord, within ten (10) days following Landlord’s written request therefor.

25.14.     Confidential Information. Tenant and Landlord agree to maintain in strict confidence the economic terms of this Lease and any or all other materials, data and information delivered to or received by any or all of Tenant and Tenants’ Parties or Landlord and Landlords’ Parties, as applicable, either prior to or during the Term in connection with the negotiation and execution hereof; provided, that the either party may share such information with its current or potential lenders, investors or purchasers, and its attorneys, accountants and agents. The provisions of this Section 25.14 shall survive the termination of this Lease.

25.15.     Submission of Lease. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant. Facsimile or PDF signatures shall be deemed to be delivered, legal and binding.

25.16.     Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

25.17.     Riders. All Riders and Exhibits attached hereto and executed (or initialed) both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

25.18.     Contingency. The Premises are currently leased to Rasmussen College, Inc.. (“Rasmussen”). This Lease is contingent upon Landlord’s receipt of the following on or prior to August 31, 2011 (the “Contingency Date”): (a) written approval of this Lease from Landlord’s mortgage lender, and (b) an executed term sheet from Landlord’s mortgage lender restructuring the mortgage loan secured by the Property on terms and conditions acceptable to Landlord. In the event that the foregoing two contingencies have not been satisfied or waived prior to the close of business on the Contingency Date, then Landlord shall have the right, but not the obligation, by written notice to Tenant given prior to the close of business on the Contingency Date, to terminate this Lease. If Landlord fails to deliver such written notice of the termination of this Lease to Tenant prior to the close of business on the Contingency Date, then the contingencies shall be deemed waived and this Lease shall continue in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

GOLDEN TRIANGLE TECH CENTER INVESTORS, LLC, a Delaware limited liability company

By:	/s/ Robert V. Murray
	Name:	Robert V. Murray
	Title:	Authorized Person

TENANT:

DATALINK CORPORATION,
a Delaware corporation

By:	/s/ Greg Barnum
	Name:	Greg Barnum
	Title:	CFO

LEASE EXHIBIT A

Property

PARCEL 1:

Lot 1, Block 3, Golden Strip East, EXCEPT that part thereof embraced within Government Lot 7, Section 13, Township 116, Range 22, Hennepin County, Minnesota.

(Abstract property).

PARCEL 2:

That part of Lot 1, Block 3, Golden Strip East embraced within Government Lot 7, Section 13, Township 116, Range 22, Hennepin County, Minnesota.

(Torrens property: Certificate of Title No. 1165545).

APN: 13-116-22-11-0008

LEASE EXHIBIT A - 1

Floor Plan

Attached

Exhibit A-1

▨ = Datalink = 39,931 #

GENESIS
ARCHITECTURE

7607 Cedbridge Circle
Minneapolis, MN 55439
952.897.7874 Fax: 952.897.7740

GOLDEN TRIANGLE
TECH CENTER
7905 GOLDEN TRIANGLE DR
EDEN PRAIRIE, MN

SCALE:
JOB: 2007264.0
ISSUE/REVISION: DATE

DRAWN BY:
DATE:

A-1

LEASE EXHIBIT B

Landlord’s Work

1.                                       Landlord’s Work. Tenant has personally inspected the Premises and accepts the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct and install within the Premises, in a good and workmanlike manner the office area, substantially in accordance with the space plans attached hereto as Exhibit B-1 (the “Space Plan”) (the “Landlord’s Work”). A preliminary cost statement describing the Landlord’s Work is attached hereto as Exhibit B-2 (the “Preliminary Cost Statement”).

2.                                       Construction Drawings, Cost Statement.

(a)                                  Within thirty (30) days after the date of this Lease, if Landlord has not already done so, Landlord shall prepare and submit to Tenant (i) a set of construction drawings (the “CD’s”) covering all work to be performed by Landlord in constructing the Tenant Improvements in accordance with the Space Plan, and (ii) an update to the Preliminary Cost Statement for the cost to construct and install Landlord’s Work based on the CD’s (the “Cost Statement”). Tenant acknowledges and agrees that the Cost Statement shall include design fees and a fee payable to the project’s construction manager or general contractor. Tenant shall have ten (10) days after receipt of the CD’s and the Cost Statement in which to review both the CD’s and the Cost Statement and to give Landlord written notice of Tenant’s approval of the CD’s or its requested changes thereto. If Tenant fails to approve or request changes to the CD’s within ten (10) days after its receipt thereof, then Tenant shall be deemed to have approved the CD’s and the Cost Statement and the same shall thereupon be final. If Tenant requests any changes to the CD’s, Landlord shall make those changes which are reasonably acceptable to Landlord and shall within ten (10) days of its receipt of such request submit the revised portion of the CD’s (and, to the extent applicable, the revised Cost Statement) to Tenant. The CD’s and the Cost Statement, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the CD’s and the Cost Statement, and of any revisions thereto, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant’s consent to the CD’s and acknowledge the Cost Statement in writing within three (3) days following Landlord’s written request therefor.

(b)                                 Tenant shall be responsible for payment of any increases in the Cost Statement resulting from any Change Orders (as hereinafter defined).

3.                                    Change Orders. Tenant shall have the right to request changes to the CD’s at any time following the date hereof by way of written change order (each, a “Change Order”, and collectively, “Change Orders”). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the “Change Order Memorandum of Agreement”). Tenant shall, within three (3) days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. At Landlord’s option, Tenant shall pay to Landlord (or Landlord’s designee), within ten (10)

days following Landlord’s request, any increase in the cost to construct the Landlord’s Work resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

4.                                       Letter of Understanding. Promptly following the Commencement Date, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit F and made a part hereof, acknowledging (a) the Commencement Date of this Lease, and (b) except for any punchlist items, that Tenant has accepted the Premises. If Tenant takes possession of and occupies the Premises, Tenant shall be deemed to have accepted the Premises and that the condition of the Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items.

3.                                       Definitions. For purposes of this Lease “Substantial Completion” (or any grammatical variation thereof) shall mean when the Landlord’s Work is complete, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Premises prior to Tenant’s occupancy.

2

LEASE EXHIBIT B-1

CONF.
OPS
FINANCE
OFFICE
FINANCE OFFICE
HR
OPS OFFICE
HR OFFICE
INTEGRATION - 2000SF
WAREHOUSE - 4380SF
CONF.
BREAK ROOM
RECORDS
JANITOR
COATS
BOARDROOM
CUST. SUPP.
CUST. SUPP. COLLABORATIVE
IT
SALES
CUST. SUPP. OFFICE
IT OFFICE
SALES OFFICE
ORIGINAL LEASE SPACE BREAK
WORKSTATION COUNT: 133

1 DATALINK FIT PLAN
N.T.S.

rsp

Project for

DATALINK
Golden Triangle
Tech Center

FIT PLAN

A

2

3

LEASE EXHIBIT B-2

Preliminary Cost Statement

DATALINK	CONSTRUCTION BID FORM

4/15/2011 Base Bid Amount	Welsh

General Conditions	$30,645
Building permit	7,000.00
Dumpster	$3,720
General Superintendent/Superintendent	$37,506
Equipment Rental	$1,300
Temporary Enclosure	N/A
Concrete/Masonary/Landscaping	N/A
Insurance	$2,678
Warranty	$1,516
Contractor’s Contingency	$3,055
Demolition	$64,460
Window Treatment	$2,600
Structural Steel/Misc Metals	N/A
Rough Carpentry	$5,453
Gabinetry/Patio Posts and Fabric	$1,000
Ocors/Finish Hardware/OH Doors	$1,218
Glass and Glazing/Steel	$18,600
Gypsum Wallboard	$77,020
Floor Tile	$19,625
Acoustical Celling	$56,000
Carpet	$101,000
Painting/Wallcovering	$27,500
Fire Extinguishers	N/A
Plumbing	$4,200
Fire Protection	$6,470
HVAC	$26,995
Electrical/Communications	$105,700
Operable Wall/Engineering	N/A
Sub-Total	$605,161

Space Planning/Construction Documents	N/A
Permit	Included Above
Construction Management Fee	$21,380
TOTAL	$626,641

Submitted By:	/s/ Cussie Johnson

4/15/11

DataLink Preliminary Bid

QUALIFICATIONS AND EXCLUSIONS

1.               Proposal assumes reusing existing doors and frames throughout.

2.               Costs are included for minor touch-up on existing doors only.

3.               Proposal based on preliminary sheets D101 and 1101 dated 3/31/11, drawn by RSP Architects

4.               Proposal incorporates tenant requests per email correspondence dated 4/8/11.

5.               No costs are included for electro statically painting restroom partitions.

6.               This proposal assumes all existing conditions and equipment to remain and serve the needs of the project site exist in good working order and comply with code requirements.

7.               No costs have been included for ADA upgrades or 20% rule

8.               No SAC/WAC has been included

9.               All work to be done between the hours of 7:00 am to 4:00 pm.

ALTERNATES

1.               Add $15,532 to furnish and install new doors, frames and hardware in lieu of reusing existing.

2.               Add $12,515 to furnish and install (25) LF of plastic laminate base and upper cabinets with plastic laminate countertop and stainless steel sink in break room.

/s/ Cussie Johnson	4/15/11
Cussie Johnson, Project Manager, LEED AP BD+C

LEASE EXHIBIT C

Broom Clean Condition and Repair Requirements

Upon lease expiration, the Tenant will surrender the Premises to Landlord in the condition required under the Lease and this Exhibit, subject to ordinary wear and tear or casualty loss:

•                                          All walls must be clean and free of holes (excluding minor holes).

•                                          Overhead doors must be free of any broken panels, cracked lumber or dented panels. The overhead door springs, rollers, tracks, motorized door operator, and all other items pertaining to the overhead door must also be in good working condition.

•                                          HVAC system must be in good working order. Filters must be changed, and all thermostats must be in working order. Tenant must supply Landlord with maintenance records.

•                                          All floors (warehouse and office) must be clean and free of excessive dust, dirt, grease, oil and stains.

•                                          Drop grid ceiling must be free of excessive dust from lack of changing filters. (No ceiling tiles may be missing or damaged.)

•                                          All trash must be removed from both inside and outside of the Building.

•                                          All light bulbs and ballasts must be working.

•                                          All signs installed by Tenant in front of Building and on glass entry door and rear door must be removed.

•                                          Hot water heater must work.

•                                          All plumbing fixtures, equipment and drains must be clean and in working order.

•                                          Windows must be clean. Any broken or cracked windows must be replaced.

•                                          All mechanical and electrical systems must be in good working condition.

LEASE EXHIBIT D

TENANT OPERATIONS INQUIRY

Tenant Name:

Tenant SIC Code/Description:

Property Address:

Property Number/Region:

1. Name of Company (if different from above)

2. Address (local):

Phone (local)

3. Address (corporate):

Phone (corporate)

4. What is your business (brief description):

5. What operations will you maintain at the proposed facility?

6. Has your business received any Notices of Violation of environmental laws from municipal or state agencies regarding operations at your current facility? If so, explain:

7. Describe any assembly, manufacturing, machining, painting, printing or mechanical repair activities that will be part of your business operations at the proposed facility:

8. Will your employees operate electrical equipment that contains PCB’s?	YES	NO

9. Will your business operate one or more Underground Storage Tanks (UST’s) at the proposed facility?	YES	NO

10. Will your business operate one or more Aboveground Storage Tanks (AST’s) at the proposed facility?	YES	NO

11.                                 TENANT CHEMICAL INVENTORY AT PROPOSED FACILITY - (make additional copies, if required). You may exclude small quantities of toner and other office supplies)

	What will be the	What will be the
Chemicals	average quantity on	maximum quantity	What will be the
(by name where	the proposed	on the proposed	annual quantity	How will the
available)	premises?	premises?	used?	chemical be stored?

Storage Methods (use all that apply): A) 55 gallon drum; B) 20 gallon drum; C) 2-5 gallon pallet/container; D) bulk dry packages; E) cartoned small containers (less than 2 gallons or 10 pounds) on pallets; F) on floor; G) on racks; H) Underground Storage Tank (UST); 1) Above Ground Storage Tank (AST); J) other (please describe).

12.                                 Describe any pollution control equipment that will be used at the proposed facility (example: paint spray booth, fume hood, waste water treatment).

2

13.	Will your operations generate any chemical wastes that require special disposal?	How will the chemical wastes be stored on-site?	How will the wastes be disposed? (example: recycled, landfilled, incinerated)
(example: waste oil, waste solvent)

14.	Does your business have an EPA Hazardous Waste Generator ID Number?		YES	NO

15.	What spill prevention and containment measures will be in place for the chemicals and wastes stored at the proposed facility? (describe briefly)

16.	Does your business have an Emergency Response or Contingency Plan in place in the event of a chemical incident (please provide a copy)		YES	NO

17.	Does your business have any type of Hazardous Materials training program for your employees? (describe briefly):

18.	Do you have copies of all Material Safety Data Sheets (MSDS) at your facility for the chemicals listed in question #7? (Please provide copies):		YES	NO

19.	Does your business carry environmental insurance coverage in the event of a chemical incident?		YES	NO

20.	Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

	a. SARA Title III Section 312 (Tier II) reports		YES	NO
( > 10,000 1bs. of hazardous materials STORED at any one time)

	b. SARA Title III Section 313 (Tier III) Form R reports		YES	NO
( > 10,000 1bs. of hazardous materials USED per year)

3

	c. NPDES or SPDES Stormwater Discharge permit	YES	NO
(answer “No” if “No-Exposure Certification” filed)

21.	This form was prepared by the undersigned as a complete and correct description of Tenant’s proposed operations at the location noted, and the Landlord may rely on this information.

Signature	Print Name

Date

4

LEASE EXHIBIT E

Building Rules and Regulations

In the event of any inconsistency between this Exhibit and the terms of the Lease, the terms of the Lease shall prevail.

1.                                       Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior or interior common area of the Building, or visible from the exterior of the Premises, shall be installed at Tenant’s sole cost and expense, and in such manner, character and style as Landlord may approve in writing. Anything herein to the contrary notwithstanding, approval as to signs shall be subject to Landlord’s approval in its sole discretion. In the event of a violation of the foregoing by Tenant, Landlord may remove the same without any liability and may charge the expense incurred by such removal to Tenant.

2.                                       No awning or other projection shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens visible from the exterior Premises shall be attached to or hung in, or used in connection with any such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

3.                                       Tenant, its employees, customers, invitees and guests shall not obstruct sidewalks, entrances, drives and parking areas in and about the Property which are used in common with other tenants and their employees, customers, guests and invitees, and which are not a part of the Premises of Tenant.

4.                                       Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and operation of any device equipment, radio, television broadcasting or reception from or within the Building aerials or similar devices inside or outside of the Premises or on the Building.

5.                                       Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

6.                                       In no event shall Tenant bring into the Building flammables, such as gasoline, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Building shall at any time be increased, Tenant shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Landlord’s other rights at law or in equity for Tenant’s breach of this Lease.

7.                                       Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

8.                                       Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Building or its desirability as a building for office and distribution use, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

9.                                       The Premises shall not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

10.                                 Tenant and Tenant’s employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or Landlord’s agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonably elect.

11.                                 Unless expressly permitted by the Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. Upon termination of this Lease or of the Tenant’s possession, the Tenant shall surrender all keys of the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

12.                                 Any carpeting cemented down shall be installed with a reasonable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred for removal to Tenant.

13.                                 The restrooms, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they are constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant. No person shall waste water by interfering or tampering with the faucets or otherwise.

14.                                 No electric or other wires for any purpose shall be brought into the Premises without Landlord’s written permission specifying the manner in which it may be done. Tenant shall not overload any utilities serving the Premises.

15.                                 No dog or other animal (except those assisting the handicapped) shall be allowed in the Building.

16.                                 All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways provided for such purposes. Tenant shall be responsible for any damage to the Building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

17.                                 Canvassing, soliciting, and peddling in or about the Building is prohibited and each Tenant shall cooperate to prevent the same.

2

18.                                 Wherever in these Building Rules and Regulations the word “Tenant” occurs it is understood and agreed that it shall mean Tenant’s associates, employees, agents, clerks, invitees, and visitors. Wherever the word “Landlord” occurs, it is understood and agreed that it shall mean Landlord’s assigns, agents, clerks, and visitors.

19.                                 Tenant, it employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no parking zones, and when parking, always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle that is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight.

20.                                 Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord’s reasonable judgment, for its best interest or for the best interest of the tenants of the Building.

3

EXHIBIT G

FIRST OFFER SPACE

First Offer Space
shown as the
hatched area.
First Offer Space
PRELIMINARY DEMOLITION PLAN
EXTENT OF FUTURE SPACE
DataLink,
Golden Triangle
Tech Center
PRELIMINARY
DEMOLITION PLAN
NOT FOR CONSTRUCTION
D101